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                                                                   EXHIBIT 23.2

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Total Renal Care Holdings, Inc.:

  We consent to the use of our reports on the consolidated financial statements and related financial statement schedule of Total Renal Care Holdings, Inc. and subsidiaries incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Seattle, Washington
August 11, 1997